 FINGERMOTION ANNOUNCES STRATEGIC EVOLUTION TOWARD DIVERSIFIED GROWTH FRAMEWORK

New strategic direction focused on business diversification, geographic expansion, and evaluation of growth opportunities in emerging technology sectors

SINGAPORE / Newsfile Corp. / June 2, 2026 — FingerMotion, Inc. (NASDAQ: FNGR) (“FingerMotion” or the “Company”), a mobile services, data and technology company, today announced a strategic evolution of its corporate direction designed to position the Company for long-term growth through diversification, international expansion, and emerging technology initiatives.

Management has outlined a long-term strategic direction to evolve toward a more diversified corporate growth platform, with implementation activities intended to be progressively phased in over future fiscal periods.

As market conditions and capital allocation priorities evolve, the Company continues to view its telecommunications, platform, and technology businesses as foundational and expects to strengthen these areas through initiatives aimed at improving efficiency, streamlining operations, and enhancing operating performance.

As part of its broader strategy, FingerMotion is evaluating a range of potential future growth opportunities, including possible participation in artificial intelligence and high-performance computing (AI-HPC) related sectors. Any such initiatives would be considered alongside other strategic opportunities that management believes may support long-term shareholder value creation. As of the date of this announcement, the Company has not entered into any definitive agreements related to such initiatives.

The Company also intends to continue evaluating opportunities that align with its objective of generating diversified revenue streams, including pursuing opportunities designed to derive increasing portions of future revenue from markets outside Asia. The Company believes expanding its geographic reach may create additional opportunities to diversify operational exposure, broaden strategic partnerships, and access emerging technology markets globally.

“We are excited about the evolution of FingerMotion’s long-term strategy and the opportunities we believe it can create for our shareholders,” said Martin Shen, Chief Executive Officer of FingerMotion. “Importantly, we remain fully committed to our current operating businesses and will continue working to grow and strengthen those operations to the best of our ability. At the same time, we believe it is prudent to evaluate additional opportunities that may complement our existing business portfolio and support long-term shareholder value. This may include selective participation in emerging sectors such as AI and high-performance computing infrastructure where we believe long-term demand trends could create attractive opportunities. We also believe expanding beyond our traditional regional focus may provide new avenues for growth and diversification over time.”

The Company emphasized that these strategic initiatives remain subject to ongoing evaluation, market conditions, financing availability, and regulatory considerations. There can be no assurance that any contemplated transactions, or expansion initiatives will be completed.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:
FingerMotion, Inc.
For further information e-mail: info@fingermotion.com
Phone: 718-269-3366

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". We have based these forward-looking statements on our current expectations about future events or performance. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to buy our securities.